                                                                    EXHIBIT 12.1

                                     SL GREEN REALTY CORP.                                     SL GREEN COMPANY PREDECESSOR
                                        (CONSOLIDATED)                                                  (COMBINED)
                            --------------------------------------   --------------------------------------------------------------
                                NINE MONTHS        AUGUST 21, 1997   JANUARY 1, 1997
                            ENDED SEPTEMBER 30,    TO DECEMBER 31,    TO AUGUST 20,               YEARS ENDED DECEMBER 31,
                            -------------------    ---------------   ---------------   --------------------------------------------
                                    1998                1997               1997           1996       1995        1994        1993
                            -------------------    ---------------   ---------------   ---------- ----------  ----------   --------
EARNINGS:
Income (loss) from
  continuing operations ........   $16,572              $6,633            $(100)        $(3,470)   $(6,923)    $(5,040)      $(833)
Interest .......................     8,752               1,637            4,874           7,252      7,338       7,639       4,389
Portion of rent expense
  representative of
  interest .....................     7,330                 497              867           1,344      1,323       1,295       1,271
Amortization of loan costs .....       811                 110              143             192        200         266         275
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
Total earnings .................   $33,465              $8,877         $  5,784        $  5,318   $  1,938      $4,160      $5,102
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
FIXED CHARGES AND:
PREFERRED STOCK
DIVIDENDS(1)
Interest .......................    $8,752              $1,637           $4,874          $7,252     $7,338      $7,639      $4,389
Preferred stock dividends ......     3,420                 ---              ---             ---        ---         ---         ---
Interest capitalized                   ---                 ---              ---             ---        ---         ---         ---
Portion of rent expense
  representative of
  interest .....................     7,330                 497              867           1,344      1,323       1,295       1,271
Amortization of loan costs
  expensed .....................       811                 110              143             192        200         266         275
Amortization of loan costs
  capitalized ..................       ---                 ---              ---             ---        ---         ---         ---
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
Total fixed charges ............  $ 20,313              $2,244         $  5,884        $  8,788   $  8,861      $9,200      $5,935
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
Ratio of earnings to fixed
  charges ......................     1.65x               3.96x            0.98x           0.61x      0.22x       0.45x       0.86x
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
                                 ---------           ---------      -----------       ---------  ---------    --------   ---------
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(1) Prior to May 18, 1998, no preferred stock had been issued or was outstanding.